                                                                  Exhibit 10.361

The Columns Shopping Center
Jackson, Tennessee
Amendment to Agreement

                             AMENDMENT TO AGREEMENT

     THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 2nd day of August 2004, by and between JACKSON PROPERTY ASSOCIATES, G.P. ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC. ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller and Buyer entered into that certain Letter Agreement having a date of June 22, 2004 (the "Agreement"), for the sale and purchase of the property commonly known as The Columns Shopping Center located in Jackson, Tennessee, as legally described within the Agreement (the "Property").

     WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

     1. The "Termination Date" as defined in Section 1 of the Agreement is amended by deleting the words "...on or before the thirtieth (30th) business day from the date of full execution hereof. . ." found in line 8 thereof and inserting the date of "...August 9, 2004 at 5:00 p.m. Chicago time. . ." therein.
     2. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Agreement. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

Except as modified herein, the Agreement shall remain unmodified and in full force and effect.

                         (SIGNATURES ON FOLLOWING PAGE)

The Columns Shopping Center
Jackson, Tennessee
Amendment to Agreement

                                         Seller:

                                         Jackson Property Associates G.P.

                                         By: Jackson Management Associates, LLC


                                         By:  /s/ [ILLEGIBLE]
                                             -------------------------
                                         Name:  [ILLEGIBLE]
                                               -----------------------
                                         Title:  [ILLEGIBLE]
                                                ----------------------


                                         Purchaser:

                                         INLAND REAL ESTATE ACQUISITIONS, INC.,
                                         an Illinois corporation


                                         By:  /s/ [ILLEGIBLE]
                                             -------------------------
                                         Name:  [ILLEGIBLE]
                                               -----------------------
                                         Title:  SR. V.P.
                                                ----------------------

       Re:   Purchaser:   Inland Real Estate Acquisitions, Inc. or its designee
                          ("Purchaser")
             Seller:      Jackson Property Associates, G.P. ("Seller")
             Property:    The Columns Shopping Center
                          Jackson, Tennessee

       This letter represents Seller's offer to sell and Purchaser's agreement to purchase (the "Agreement") Phase I, Phase II and Phase III of The Columns Shopping Center with approximately 173,587 net rentable square feet, situated on approximately 26.06 acres of land, located on Vann Drive, Jackson, Tennessee (the "Property").

       The Property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

       This transaction will be consummated on the following basis:

   1. The total purchase price shall be $27,028,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, $20,769,721 of which is to be paid at the First Closing (as hereinafter defined) (see Paragraphs 12 and 13), less prorations as set forth herein. On the date hereof, Purchaser shall deposit with Chicago Title Insurance Company (attn: Nancy Castro, Assistant Vice President) 171 North Clark Street, Chicago Illinois 60601 (telephone: 312-223-2709; facsimile: 312-223-2108) ("Escrowee") the sum of $300,000.00 (the "First Deposit"). In the event that Purchaser does not terminate this Agreement on or before the thirtieth (30th) business day from the date of full execution hereof (the "Termination Date"), the Deposit shall be non-refundable subject to satisfaction of the post-Termination Date conditions contained herein. Should the Purchaser provide written notice to Seller and Escrowee prior to the Termination Date of its intent to terminate this Agreement, the Deposit shall be promptly returned to the Purchaser; otherwise, the Deposit shall become immediately non-refundable (subject to satisfaction of the post-Termination Date conditions contained herein). Within five (5) days after the expiration of the Termination Date, Purchaser shall deposit an additional sum of $300,000.00 (the "Second Deposit") with Escrowee, which shall become immediately non-refundable (subject to satisfaction of the post-Termination Date conditions contained herein). The First Deposit and the Second Deposit shall remain in escrow with Escrowee at the First Closing and shall be applied against the Purchase Price at the Second Closing. Purchaser shall allocate the land, building and depreciable improvements prior to either the First Closing or the Second Closing (as hereinafter defined).

   2. Seller and Purchaser hereby represent and warrant, each to the other, that there are no real estate brokerage commissions involved in this transaction and each party hereby respectively agrees to indemnify, defend and hold the other party harmless from and against the claim of any broker through either Seller or Purchaser, as the case may be. This representation and warranty shall survive the First Closing and the Second Closing.

   3. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above- referenced Property is leased to the tenants described on Exhibit A under leases covering the buildings and the rights to use all of common areas for the entire terms and option periods of each respective lease. Any monetary concessions (e.g., free rent periods, tenant allowances, etc.) given to any tenants that extend beyond the First Closing with respect to Phases I and III and the Second Closing with respect to Phase II shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions. All leasing or brokerage commissions due on account of any lease in effect as of the date of the First Closing with respect to Phases I and III and the Second Closing with respect to Phase II shall either be paid and discharged by Seller or credited to Purchaser.

   4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the Property is or when it is delivered to the tenants will be free of violations, the interior and exterior structures are or will be in a good state of repair, free of leaks, structural problems and mold, and the Property is or will be in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the Property, nor are there any current or contemplated assessments.

   5. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors, if applicable, are responsible for and pay all operating expenses relating to the Property on a prorata basis (subject to the terms of each specific lease), including but not limited to, real estate taxes, common area utilities, insurance and all common area maintenance to the parking lot and the like.

       After the Termination Date and prior to the First Closing with respect to Phases I and III and the Second Closing with respect to Phase II, Seller shall not enter into or extend any agreements or Property leases without Purchaser's approval which approval shall not be unreasonably withheld or delayed. A condition precedent to Purchaser's obligations hereunder is that any work presently in progress on the Property shall be completed by Seller prior to the First Closing with respect to Phases I and III and prior to the Second Closing with respect to Phase II.

   6. It is understood that the Seller, prior to the First Closing or the Second Closing, as applicable, shall be liable and responsible at its sole cost and expense, to: (i) complete, prior to the First Closing, the construction of the 98,600 square foot shopping center comprising Phase I and the 30,000 Best Buy comprising Phase III, and complete, prior to the Second Closing, the construction of the 44,987 square foot addition to the shopping center comprising Phase II, to the extent the same is not completed as of the date hereof; and (ii) obtain final unconditional occupancy permits (subject to terms of each lease and local custom) (for each tenant space), which shall be issued from the City of Jackson, Tennessee and/or any required governmental agencies for Phases I and III prior to the First Closing and for Phase II prior to the Second Closing; and (iii) obtain a subdivision of (a) the Phase III portion of the Property from Phase IV prior to the First Closing; and

       (b) the Phase I and Phase II portions of the Property from the Kohl's tract prior to the First Closing; and (iv) obtain a certificate for the property signed by the current project architect and current engineer that the construction of Phases I and III of the shopping center has been substantially completed prior to the First Closing and that the construction of Phase II of the shopping center has been substantially completed prior to the Second Closing, all in accordance with the plans and specifications as agreed to by the City of Jackson, Tennessee, and all applicable governmental rules, ordinances, regulations and requirements have been substantially complied with ("Substantial Completion"). Seller shall indemnify and warrants and represents to Purchaser that Purchaser shall have no obligation whatsoever regarding the construction of the above shopping center or placing tenants into the rentable rental spaces.

       Said construction shall be in accordance with the requirements of the Property leases and shall be completed in total in accordance with all the plans and specifications as accepted by the City of Jackson, Tennessee for the shopping center. Subject to the terms of the escrow provision in Paragraph 14, below, a condition precedent to Purchaser's obligations hereunder is that each and every tenant in Phase I and Phase III (with respect to the First Closing) and Phase II (with respect to the Second Closing) of the shopping center (as described upon the site plan attached hereto as Exhibit B), guarantor or subtenant shall: (i) be subject to a signed lease, and (ii) the tenant shall have accepted its space and opened for business to the public with a fully-stocked store, and (iii) provide evidence to Purchaser that all tenant improvement allowances due for Phases I and III at the time of First Closing and for Phase II at the time of the Second Closing have been paid for by Seller, with Seller giving Purchaser credit at the First or Second Closing, as applicable, for any tenant improvement allowances to be paid to any tenants that were not due to the tenants at the time of said closing, and
       (iv) a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant's respective demised premises, and (v) the tenant executes and delivers an acceptable estoppel certificate to Purchaser subject only to "punch list" items (collectively, the "Tenant Conditions"). Seller shall be solely liable for any and all "punch list" items for a period of one year from the date of the First Closing. All warranties will be assigned to Purchaser (including the roof warranties which shall be acknowledged by the roof material provider, at Seller's cost).

       Seller shall indemnify and guarantee to absolutely pay any costs whatsoever to complete the construction of the above shopping center, including any costs whatsoever needed to place each of the tenants into their agreed spaces according to each tenant's lease, which leases shall be subject to Purchaser's approval, which approval shall be given on or before the Termination Date or any such approval rights shall be deemed to be waived by Purchaser.

   7. Not less than ten (10) days prior to First Closing, Seller shall furnish Purchaser with estoppel letters from Best Buy, Marshalls, Books A Million, Bed, Bath & Beyond, and Dress Barn, and Rack Room; and 70% of the other tenants in Phase I and III of the shopping center in the form required under each respective lease (in the absence of such form, in the form attached hereto as Exhibit C and made a part hereof); and a seller estoppel for those tenants who have not provided an estoppel as set forth herein. In addition, not less than ten (10) days prior to the Second Closing, Seller shall furnish Purchaser with estoppel letters from Ross and Old Navy (the "Phase II Tenants") in the form required under each respective lease. Seller agrees to use commercially reasonable efforts to obtain estoppel letters from Home Depot and from Kohl's Department Stores, Inc. with respect to the existing declarations recorded against the Property; provided, however, that failure or refusal of Home Depot and/or Kohl's to provide said estoppels shall not constitute a default by Seller hereunder.

   8. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing Property leases for Phases I and III as of the date of the First Closing and for Phase II as of the date of the Second Closing.

   9. This Agreement is subject to Seller supplying to Purchaser prior to the First Closing a certificate of insurance from the Phases I and III tenants and prior to the Second Closing from the Phase II Tenants in the form required under each lease.

   10. Seller shall supply to Purchaser a copy of its existing environmental report. Any further environmental studies desired by Purchaser shall be performed at Purchaser's sole cost and expense.

   11. The above sale of the real estate shall be consummated by conveyance of a special warranty deed from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the either the First Closing or the Second Closing, as the case may be, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow, at no cost to Seller.

   12. The First Closing, which shall include Phase I and Phase III, shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, fifteen (15) days following the expiration of the Termination Date, at which time title to the above Property shall be acceptable to Purchaser in its commercially reasonable discretion. Purchaser shall be responsible for the costs and expenses of the title commitment and issuance of its title policy (including all Purchaser required endorsements), except that Seller shall give to Purchaser at the First Closing a credit for the cost of the title commitment and the title premium based on the gross purchase price for Phases I and III of the Property, and Seller shall give to Purchaser at the Second Closing a credit for the cost of the title commitment and premium based on the gross purchase price for Phase II of the Property. All warranties and representations being materially true now and at the First Closing. Each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based on the most recent bill or latest assessment, or the estimated assessments for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents or reimbursements; however, Seller shall not be precluded from seeking said past due amounts from any of the tenants after the First Closing or the Second Closing.

   13. The Second Closing, which shall include all or a portion of Phase II owned by Seller, shall occur within ten (10) days after the date that Phase II Substantial Completion has occurred and Ross and Old Navy have satisfied the Tenant Conditions, but in no event later than March
       31, 2005. At the First Closing Purchaser shall fund $20,769,721 of the Purchase Price, however, the sum of $6,258,256 (the "Second Closing Consideration") shall be held by Buyer until the Second Closing, at which time the same shall be disbursed to Seller. By signing below, Inland Western Retail Real Estate Trust, Inc. agrees to execute a guaranty at the First Closing guaranteeing Purchaser's obligations to proceed to the Second Closing and purchase Phase II of the Property.

       Notwithstanding the foregoing, in the event that one Phase II Tenant satisfies the Tenant Conditions prior to the other Phase II Tenant, then Seller, at its sole option, may elect to subdivide Phase II of the Property so that Ross and Old Navy are separate parcels. If Seller so elects, then the Second Closing shall be split into two separate closings
       - one closing with respect to the Old Navy parcel (the "Old Navy Closing") and one closing with respect to the Ross parcel (the "Ross Closing"). The Old Navy Closing or the Ross Closing, whichever occurs first, shall take place fifteen (15) days after the Phase II portion of the Property has been subdivided and the Tenant Conditions with respect to that Phase II Tenant have been satisfied. The second half of the Second Closing shall take place fifteen (15) days after the remaining Phase II Tenant satisfies the Tenant Conditions. Purchaser shall pay to Seller $2,427,272 of the Second Closing Consideration at the Old Navy Closing and $3,830,984 of the Second Closing Consideration at the Ross Closing, less prorations as set forth herein. The Deposit shall be credited at the last closing of the Property. In the event the Second Closing is split as set forth in this paragraph 13, Seller shall give to Purchaser at the Old Navy Closing a credit for the cost of the title commitment and premium based on the gross purchase price for Old Navy and Seller shall give to Purchaser at the Ross Closing a credit for the cost of the title commitment and premium based on the gross purchase price for Ross.

   14. This Agreement is subject to Phase I and Phase III being 100% occupied at the time of the First Closing, with all tenants having satisfied the Tenant Conditions. In the event that it is less than 100% occupied and 100% satisfaction of the tenant Conditions collected, but in no event less than 85% occupancy and 85% satisfaction of the Tenant Conditions, then the parties shall enter into a separate escrow agreement whereby the Seller shall escrow an amount equal to the rent and all reimbursable expenses for any vacancy and any tenant not then having satisfied the Tenant Conditions based on the rent roll attached hereto as Exhibit D. The amount of the escrow shall be equal to two years (the "Escrow Period") of these payments; provided, however, that in the event Rue 21 or any national or regional tenant has either not yet opened for business or not yet begun to pay rent, then said escrow amount shall be equal to the rent and all reimbursable expenses for the time period from the date of the First Closing until the date that said rent is to be paid by the tenant per the lease. As an example, if 7,200 square feet were vacant or satisfying the Tenant Conditions at the First Closing and the rent for the space was $16.00 per square foot and the CAM, tax and insurance were an additional $2.50 per square foot, then the escrow would be equivalent to $18.50 x 7,200 square feet x 2 years, or $266,400.00. Seller shall be responsible for leasing all space involved with the above escrow and shall be responsible for any leasing commissions for space not under lease, tenant improvements for space not under lease, and all other costs associated with placing a third party tenant into said space (this obligation of Seller expires upon the termination of the Escrow Period). Once a tenant meeting the agreed upon criteria set forth on Exhibit E is placed into said space and the Tenant Conditions are then satisfied, then the Seller shall be paid from the escrow any amount of funds unused for that space. With respect to any space that is vacant at the time of the First Closing, if said space has not been leased at the expiration of the Escrow Period, then Seller shall pay to Purchaser any leasing commissions due for said vacant space at $3.00 per square foot and the projected tenant improvements cost at $15.00 per square foot, within thirty (30) days after the expiration of the Escrow Period.

   15. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at either the First Closing or the Second Closing beyond all applicable grace periods, nor is there any threatened or pending litigation.

   16. Seller, if applicable, warrants and represents that he has paid all unemployment taxes to date.

   17. Prior to the First Closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received, from any and all contractors and sub-contractors pertaining to the property. This Agreement is subject to Purchaser's reasonable satisfaction, to be determined on or before the Termination Date, that all guarantees and warranties survive the First Closing and are assignable and transferable to any titleholder now and in the future.

   18. Fifteen (15) days prior to the First Closing, Seller (at Seller's cost) must provide a current Urban ALTA/ACSM spotted survey of Phases I and III in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company. Seller shall also provide to Purchaser a similar survey for Phase II at least fifteen (15) days prior to the Second Closing.

   19. Seller agrees that, at the First Closing, all work listed on Exhibit F attached hereto will be completed for all vacant space.

   20. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports.

   21. Seller agrees to fully cooperate with KPMG (Purchaser's auditors), at no cost to Seller, in connection with KPMG's audit of the operations of the Property. Seller agrees to execute and deliver to KPMG an audit letter at the time the audit is performed.

   This Agreement is, of course, predicated upon the Purchaser's review and written approval on or before the Termination Date of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc.

   This Agreement may be executed in multiple counterparts which, when taken together, shall constitute one and the same original. In addition, this Agreement may be transmitted between the parties via facsimile, and signatures transmitted via facsimile shall constitute original signatures and shall be binding upon the parties.

   In order for this Agreement to be valid, it must be executed by both parties no later than 4:00 p.m. Central Time on Tuesday, June 22, 2004.


                       [SIGNATURES CONTINUED ON NEXT PAGE]

   This Agreement is effective as of the date of full execution.


SELLER:                                  JACKSON PROPERTY ASSOCIATES G.P.

                                         By:  JACKSON MANAGEMENT ASSOCIATES, LLC

\s\ [ILLEGIBLE]                          By: \s\ [ILLEGIBLE]
--------------------------                  ---------------------------
Witness
                                         Its:  Chief Manager

                                         Date:        6/22/04
                                              -------------------------

PURCHASER:                               INLAND REAL ESTATE ACQUISITIONS,
                                         INC

\s\ [ILLEGIBLE]                          By: \s\ [ILLEGIBLE]
--------------------------                  ---------------------------
Witness
                                         Its: SR VP

                                         Date:        6/22/04
                                              -------------------------


INLAND WESTERN RETAIL REAL ESTATE TRUST, INC


By: \s\ [ILLEGIBLE]
   -----------------------------

Its: PRINCIPAL FINANCIAL OFFICER
    ----------------------------

Date:   6/22/04
     ---------------------------

                                    EXHIBIT A

                                EXISTING TENANTS

                                                                            RENT
                                     RENT PER    ANNUAL     MONTHLY     COMMENCEMENT
         TENANT            SQ.FT.     SQ.FT.      RENT       RENT           DATE
--------------------------------------------------------------------------------------
Best Buy                    30,000   $  16.00     480,000    40,000   October 9, 2003
Marshalls                   28,000   $   7.75     217,000    18,083   October 9, 2003
Bed Bath & Beyond           20,000   $   9.75     195,000    16,250   November 7, 2003
Books A Million             12,500   $  10.75     134,375    11,198   October 9, 2003
Dress Barn                   7,700   $  13.35     102,795     8,566   October 10, 2003
Rack Room                    6,000   $  14.25      85,500     7,125     April 1,2004
Spoil Me Rotten              2,000   $  15.50      31.000     2,583    March 31 ,2004
Don Poncho Restaurant        4,000   $  15.00      60,000     5,000    April 21, 2004
Grass Monkey                 1,600   $  15.00      24,000     2,000    March 4, 2004
Wells Fargo                  2,400   $  15.50      37,200     3,100     May 24, 2004
Oreck Vacuum                 1,600   $  15.50      24,800     2,067   December 8, 2003
Quiznos                      1,600   $  18.00      28,800     2,400    March 26, 2004
Rue 21                       4,000   $  15.00      60,000     5,000     Not Open Yet
Shop Space                   7,200   $  16.00     115,200     9,600
                           -------              -------------------
  SUBTOTAL                 128,600              1,595,670   132,973

Old Navy                    14,800   $  12.60     186,480    15,540      New Lease
Ross                        30,187   $   9.75     294,323    24,527      New Lease
                           -------              -------------------
  SUBTOTAL                  44,987                480,803    40,067

  PROJECT TOTALS           173,587              2,076,473

                                    EXHIBIT B

                                    SITE PLAN

[FLOOR PLAN]

THE COLUMNS
MASTER PLAN

[ILLEGIBLE]

[GRAPHIC]

GBT REALLY CORPORATION

201 SUMMIT VIEW DRIVE, SUITE 110
Brentwood, Tennessee 37027
[ILLEGIBLE]

www.gbtrealty.com

[ILLEGIBLE]

MAXWELL JOHANSON MAHER

[ILLEGIBLE]

[GRAPHIC]

                                    EXHIBIT C

                            FORM ESTOPPEL CERTIFICATE

To:    Inland Real Estate Acquisitions, Inc., and
       ___________________________________________
       and its lenders, successors and assigns ("Purchaser")
       2901 Butterfield Road
       Oak Brook, Illinois 60523
       Attention: Robert Brinkman

Re: Shopping Center Lease dated ___________________________ (the "Lease"), between Jackson Property Associates, G.P., as "Landlord", and _________________________, as "Tenant", for Space Number ________ (the
       "Premises") at The Columns in Jackson, Tennessee (the "Property")

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof:

       a.   Dates of all amendments, letter
            agreements, modifications and
            waivers related to the Lease:       ________________________________

       b.   Commencement Date:                  ________________________________

       c.   Expiration Date:                    ________________________________

       d.   Current Annual Base Rent:

            Adjustment Date:                    ________________________________

            Rental Amount:                      ________________________________

       e.   Fixed or CPI Rent Increases:        ________________________________

       f.   Square Footage of Premises:         ________________________________

       g.   Security Deposit Paid to Landlord:  ________________________________

       h.   Renewal Options:                    _____Additional Terms for ______
                                                years at $__________ per year

       i.   Termination Options:

            Termination Date:                   ________________________________

            Fees Payable:                       ________________________________

2.     Tenant further certifies to Purchaser that:

       a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

       b. the Lease has not been assigned and the Premises have not been sublet by Tenant;

       c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

       d. Tenant is open for business or is operating its business at the Premises;

       e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

       f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;

       g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

       h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

       i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

       j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

       k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

       1. no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

       m. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

       n. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

       o. the Lease does not give the Tenant any operating exclusives for the Property; and

       p.   Rent has been paid through _______________.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.


                                        ----------------------------

                                        By:
                                           -----------------------

                                        Its:
                                           -----------------------

                                        Date:                    , 2004
                                             --------------------

                                    EXHIBIT D

                                    RENT ROLL

                             RENT                                          ROLL

      TENANT          SQUARE FEET    LEASE TERM      DATES          RENT        OPTIONS
       ROLL                30,187      10 years                 [ILLEGIBLE]   [ILLEGIBLE]

     BEST BUY              30,000      10 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

     MARSHALLS             28,000      10 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

BED BATH AND BEYOND        20,000      10 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

     OLD NAVY              14,800       5 years                 [ILLEGIBLE]   [ILLEGIBLE]

BOOKS - A - MILLION        12,500       5 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

    DRESS BARN              7,762       5 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

  ROCK ROOM SHOES           6,000       5 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

DON PANCHOS RESTAURANT      4,000       5 years                 [ILLEGIBLE]   [ILLEGIBLE]

    WELLS FARGO             2,400       5 years                 [ILLEGIBLE]   [ILLEGIBLE]

  SPOIL ME ROTTEN           2,000       5 years   [ILLEGIBLE]   [ILLEGIBLE]   no option

     QUIZZNOS         [ILLEGIBLE]      10 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

   ORECK VACUUMS      [ILLEGIBLE]       5 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

   GRASS MONKEY       [ILLEGIBLE]       5 years   [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

                                    EXHIBIT E

                                 TENANT CRITERIA

1.   TERM. The tenant agrees to enter into a lease for a term of at least three
     (3) years.

2. PREMISES. The tenant agrees to enter into a lease for at least 1,600 square feet of space.

3. MINIMUM ANNUAL RENT. The tenant pays at least the minimum annual rent set forth below:

     7,200 square feet of shop space -- $16.00 per square foot

4. SECURITY DEPOSIT. The tenant agrees to pay a security deposit of at least $2,100, unless the tenant is a regional or national tenant, in which case no security deposit shall be required..

5. EXCLUSIVES/USE RESTRICTIONS. The tenant meets all exclusive and restriction rights of any tenants.

6. LEASE FORM. The tenant agrees to enter into the standard lease form used for other shop space in the shopping center, amended as required.

                                    EXHIBIT F

                      WORK TO BE COMPLETED ON VACANT SPACE

1.   DESCRIPTION OF LANDLORD'S WORK:

     Landlord's Work shall be done in accordance with the specifications set forth below, shall be limited to the work set for the below and shall exclude all other work on the Premises or elsewhere.

A.   STRUCTURE:

1. Frame: The building shall, at Landlord's option, be of steel frame, reinforced concrete or bearing wall construction. Governing building codes shall apply.
2. Exterior Walls: Shall be of masonry or such other material or materials selected by Landlord.
3. Roof: Shall be built-up roof or such other material or materials selected Landlord.
4. Walls: Walls separating the premises from other storerooms shall be gypsum board. Fire walls will be provided in accordance with applicable code.
5.   Exits: As required by governing code.
6.   Doors:
          1.   Entry: Aluminum storefront single 3"-0" x 7'-0" aluminum doors.
          2. Receiving: 3' - 0" x 7' - 0" hollow metal door with hollow metal frame (4"head)

     Hardware
          1. Entry: Push/Pull plates; cylinder; key outside, thumb turn inside.
          2. Receiving: Lock and deadbolt, lockguard, closet and chain, weather-stripping and threshold.

B.   STOREFRONT:

1. Landlord shall provide the storefront in accordance with Landlord's master plan.
2. Show windows, if required, shall be entirely furnished and installed by Tenant.

D.  INTERIOR:

1. Landlord shall provide a concrete floor only (except for the rear 20') suitable for covering. Floor covering shall be furnished and installed by Tenant, with floor covering attached to the floor and becoming and remaining the property of the Landlord.
2. Landlord shall provide drywall, taped, spackled and ready for painting on wall to 10'-0".

E.   PLUMBING:

Landlord shall furnish and install 3/4" water and sewer 4" service lines to the Premises. Roughing in and installations of all Tenant's equipment shall be by Tenant at Tenant's expense.

F.   HEATING, VENTILATING & AIR CONDITIONING:

1. Landlord shall furnish and install roof top heating and cooling unit(s) sized to one ton per 350 s.f. of sales area.
2.   Electrical and gas to units are Tenant's expense.

G.   ELECTRICAL:

1. Empty conduit for electrical and telephone services are provided to back wall per Landlord master plan.